UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2014 (June 6, 2014)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 9, 2014, Affinion Group Holdings, Inc. (“Affinion Holdings”), in connection with its offer to exchange (the “Exchange Offer”) its outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Notes”) for its Series A Warrants (the “New Warrants”) to purchase shares of its Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with Affinion Holdings’ Class A Common Stock, par value $0.01 per share, the “Common Stock”), issued New Warrants to purchase up to approximately 30.3 million shares of Class B Common Stock in the aggregate in exchange for approximately $88.7 million aggregate principal amount of validly tendered Existing Notes. Affinion Holdings issued the New Warrants in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In the Exchange Offer, the New Warrants were offered and issued, only (a) in the United States, to holders of Existing Notes who were “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) outside the United States, to holders of Existing Notes who were not “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act. The New Warrants were offered only to eligible holders who certified to Affinion Holdings that they were eligible to participate in the Exchange Offer.

On June 9, 2014, Affinion Holdings, in connection with its pre-emptive rights offer (the “Pre-Emptive Rights Offer”) conducted in accordance with its obligations under the Warrantholder Rights Agreement (the “Warrantholder Rights Agreement”), dated as of December 12, 2013, by and among Affinion Holdings and the investors from time to time party thereto, issued New Warrants to purchase up to approximately 1.2 million shares of Class B Common Stock in the aggregate in exchange for approximately $3.9 million of cash proceeds in the aggregate. Affinion Holdings issued the New Warrants in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. In the Pre-Emptive Rights Offer, the New Warrants were offered and issued only to existing holders of Common Stock, Series A Warrants and Series B Warrants that were party to the Warrantholder Rights Agreement.

The New Warrants, like the existing Series A Warrants, will be exercisable upon issuance and will expire on December 12, 2023. The exercise price for the New Warrants, like the existing Series A Warrants, will be $0.01 per share and may be paid (i) by having Affinion Holdings withhold from the shares of Class B Common Stock that would otherwise be issued to the warrantholder upon exercise, a number of shares of Class B Common Stock having a market value equal to the aggregate exercise price or (ii) in cash. No fractional shares will be issued upon exercise of the New Warrants. If, upon exercise of the New Warrants, a holder would be entitled to receive a fractional interest in a share, Affinion Holdings will, upon exercise, round down to the nearest whole number the number of shares of Class B Common Stock to be issued to the warrantholder and the exercising holder will be paid an amount in cash in lieu of such fractional share in an amount equal to the product of such fractional interest multiplied by the value of a share of Class B Common Stock.

Item 8.01.	Other Events.

On June 6, 2014, Affinion Holdings issued a press release announcing the expiration and final results of the Exchange Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release of Affinion Group Holdings, Inc. issued June 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: June 9, 2014	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: June 9, 2014	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Affinion Group Holdings, Inc. issued June 6, 2014.

4